UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

FATE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36076	65-1311552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12278 Scripps Summit Drive
San Diego, California		92131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 875-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FATE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On October 10, 2025, John D. Mendlein, Ph.D., J.D. and Neelufar Mozaffarian, M.D., Ph.D., FACR each provided notice of their respective resignation from the Board, effective as of October 13, 2025. Dr. Mozaffarian also resigned from her positions on the Board’s Nominating and Corporate Governance Committee and Science and Technology Committee. Dr. Mendlein and Dr. Mozaffarian each resigned voluntarily and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, practices or policies.

Following the resignations of Drs. Mendlein and Mozaffarian and effective as of October 13, 2025, the Company decreased the size of the Company’s Board from ten (10) to eight (8) directors (the “Board Size Decrease”). The Company effected the Board Size Decrease pursuant to Article VI, Sections 3 and 4 of the Company’s Amended and Restated Certificate of Incorporation, as amended, and Article II, Section 2 of the Company’s Amended and Restated Bylaws.

(c)

On October 13, 2025, the Board approved the appointment of Kamal Adawi, M.S., M.B.A., as the Company’s Chief Financial Officer, such appointment to be effective as of October 20, 2025 (the “Appointment Date”).

Prior to joining the Company, Mr. Adawi, age 46, was the Chief Financial Officer at MiNDERA Corporation (dba Mindera Health) from August 2024 to October 2025. From June 2017 to August 2024, Mr. Adawi was the Chief Financial Officer and Corporate Secretary at Exagen Inc. Prior to serving as Chief Financial Officer at Exagen Inc., Mr. Adawi was the Chief Financial Officer, Corporate Secretary and Treasurer at Pathway Genomics Corporation from 2014 to 2017. Mr. Adawi received a B.A. in Finance from Michigan State University, an M.B.A. from Oakland University, and an M.S. in Finance from San Diego State University.

In connection with Mr. Adawi’s appointment as the Company’s Chief Financial Officer, the Company entered into an at-will employment offer letter with Mr. Adawi, dated October 13, 2025 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Adawi is eligible to receive:

•	An annual base salary of $495,000, and is eligible to receive an annual performance bonus with a target bonus amount equal to 40% of his annual base salary;

•

An option to purchase 375,000 shares of the Company’s common stock (the “Option”) under the Company’s Amended and Restated Inducement Equity Plan (the “Plan”), with 25% of the shares of common stock underlying the Option vesting on the first anniversary of the Appointment Date, and the balance vesting in equal monthly installments over the next 36 months, subject to Mr. Adawi’s continued service to the Company through each vesting date and subject to acceleration under certain circumstances as set forth in the Severance Policy (as defined below);

•

An award of restricted stock units for 75,000 shares of the Company’s common stock (the “RSUs”) under the Plan, with 25% of the shares of common stock underlying the RSUs vesting in equal annual installments over four years from November 1, 2025, subject to Mr. Adawi’s continued service to the Company through each vesting date; and

•

Benefits under the Company’s Severance and Change in Control Policy (the “Severance Policy”), employee health benefits program, 401(k) plan, bonus plan and vacation plan, subject to the terms of those plans.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete Offer Letter, which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Except as described above, there are no understandings or arrangements between Mr. Adawi and any other person pursuant to which he was appointed as Chief Financial Officer of the Company, and Mr. Adawi has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Adawi has no family relationship with any director or executive officer of the Company.

(b)

On October 13, 2025, the Board also approved the appointment of Mr. Adawi as the Company’s principal financial officer and principal accounting officer, replacing Bahram Valamehr in these positions, effective as of the Appointment Date. Dr. Valamehr will continue to serve as a Director and the Company’s President and Chief Executive Officer, and principal executive officer.

Item 7.01 Regulation FD Disclosure.

On October 14, 2025, the Company issued a press release announcing Mr. Adawi’s appointment as Chief Financial Officer of the Company. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter between the Company and Kamal Adawi, dated as of October 13, 2025
99.1	Press Release issued by Fate Therapeutics, Inc. on October 14, 2025, furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATE THERAPEUTICS, INC.

Date:	October 14, 2025	By:	/s/ Bahram Valamehr
Bahram Valamehr, Ph.D., M.B.A. President and Chief Executive Officer